Exhibit 10.4

TRADEMARK ASSIGNMENT

Party A (Assignor)	:	GUANGZHOU PAN YU SAN YUET FASHION MANUFACTORY LTD

Address	:	2/F, Factory No. 52, Ling Xing Industry Section, Shilou Town, PanYu, Guangzhou, the People’s Republic of China (“PRC”)

Party B (Assignee)	:	ANNCO, INC

Address	:	476 Wheelers Farms Road, Milford, Connecticut 06461, United States of America

Party C	:	ANNTAYLOR SOURCING FAR EAST LIMITED

Address	:	Level 32, Metroplaza Tower 1, 223 Hing Fong Road, Kwai Fong, New Territories, Hong Kong

WHEREAS:-

A.	Party A is the registered proprietor of the trademark “AnnTaylor” which is registered in respect of “clothing, shirts, slacks, skirts, children wear, coats, baby wear, knitwear, sportswear, woollen garments, swimsuits, trousers, underwear, shoes, hats and socks” in Class 25 in the PRC under registration no. 889663 (“Mark”). The registration of the Mark has been renewed to 27 October 2016. A copy of the registration certificate of the Mark is attached as Annexure 1 for identification.

B.	Party B is a company in the same group as Ann Taylor Inc of 7 Times Square, New York, NY 10036, United States of America. AnnTaylor Inc has entered into a Trademark Licence Agreement with Party A to use the Mark in the PRC (“Licence Agreement”). The period of use is until 30 June 2015 and the said licence is recorded with the PRC Trademark Office under recordal no. 200810428. A copy of the recordal notification is attached as Annexure 2 for identification.

C.	Party B proposes to acquire and Party A agrees to assign the ownership of the Mark together with any goodwill generated from use of the Mark in the PRC.

D.	Party C is another company in the same group as Ann Taylor Inc and Party B in Hong Kong. In consideration of Party A entering into this Assignment, Party C agrees to provide a guarantee and an indemnity to Party A in accordance with the terms of this Assignment.

NOW IT IS AGREED as follows:-

1.	Party A represents and warrants to Party B that:-

(a)	it is the sole registered owner of the Mark;

(b)	the registration of the Mark is valid and subsisting;

(c)	there is no current threatened or pending proceedings against the validity, ownership or use of the Mark;

(d)	this Assignment has been duly authorised, executed and delivered by it; and

(e)	there is no charge, security or encumbrance on the Mark which will prejudice or compromise the assignment contemplated hereunder or Party B’s full ownership and enjoyment of the Mark following the execution of this Agreement, except that the parties agree that the assignment of the Mark to Party B and Party B’s ownership of the Mark shall be subject to the approval by the PRC Trademark Office.

2.	Party B represents, warrants and undertakes to Party A that:-

(a)	this Assignment has been duly authorised, executed and delivered by it; and

(b)	Party C is in the same group of companies as Party B, and has and will have sufficient assets in Hong Kong to give effect to the guarantee and indemnity provided in Clause 11.

3.	Party C represents, warrants and undertakes to Party A that:-

(a)	this Assignment has been duly authorised, executed and delivered by it; and

(b)	it is a company in the same group of companies as Party B, and has and will have sufficient assets in Hong Kong to give effect to the guarantee and indemnity provided in Clause 11.

4.	In consideration of payment of Three Million and Seven Hundred & Fifty Thousand United States Dollars (US$3,750,000) by Party B to Party A for the purposes of this Assignment, Party A hereby assigns unto Party B the full ownership of the Mark together with any goodwill which has been generated from use of the Mark in the PRC, the assignment being subject to the approval of the PRC Trademark Office. In this connection, Party A hereby provides to Party B the original of the registration certificate for the Mark and will use its best endeavour to do all such acts and execute all such documents (including without limitation an Application to the PRC Trademarks Office for Approval and Recordal of Assignment) as may be necessary or desirable to, subject to the approval of the assignment by the PRC Trademark Office, give effect to this Assignment to confer ownership in the Mark (and goodwill) unto Party B.

5.	In the event that the assignment of the Mark from Party A to Party B is not approved by the PRC Trademark Office, Party B shall notify Party A immediately and upon Party B paying all outstanding payments under this Assignment as if the assignment of the Mark hereunder were approved by the PRC Trademark Office:-

(a)	Party A shall grant Party B a perpetual exclusive royalty-free licence to use the Mark (for the avoidance of doubt, such licence shall include the right to sublicense);

(b)	Party A shall irrevocably appoint Party B to be its sole and exclusive attorney to maintain, renew and enforce the Mark as Party B deems fit provided that all such actions shall be at the expenses of Party B, and if Party A needs to be or for whatever reason is joined to any action involving the Mark and Party A shall engage separate legal representation (other than Party B’s lawyers, counsel and attorneys whose fees and expenses are borne solely and fully by Party B) upon Party B’s consent, Party B shall bear and fully indemnify Party A against all costs (including all lawyer’s, counsel’s and attorney’s fees), expenses, losses and damages incurred or suffered by or on behalf of Party A; and

(c)	Party A shall, upon Party B’s request, do such reasonable acts and execute such further reasonable documents to attempt such further assignment or assignments of the Mark to a party designated by Party B provided that Party B shall bear all costs related or incidental to such assignments.

For the avoidance of doubt, Party A makes no representation or warranty that the assignment of the Mark hereunder or any further assignments pursuant to Clause 5(c) herein will be approved under the Trademark Law of the PRC.

6.	The payment in Clause 4 shall, unless otherwise directed in writing by Party A, be paid by Party B to the following bank accounts designated by Party A set out as follows:-

Details of Bank Account A:-

Name of Bank – UBS AG, Hong Kong

Address –52/F, Two International Finance Centre, Central, Hong Kong

Name of Bank Account Holder – Poon Suk Yuen

Bank Account No. – 289531

SWIFT: UBSWHKHH

Details of Bank Account B:-

Name of Bank – Bank of China (Hong Kong) Ltd.

Address – 194-196 Cheung Sha Wan Road, Sham Shui Po, Kowloon, Hong Kong

Name of Bank Account Holder – San Yuet Fashion Mfy. Ltd.

Bank Account No. – 031-352-00105086

SWIFT Code: BKCHHKHH

in the following manner:-

(a)	Five Hundred Thousand United States Dollars (US$500,000) to Bank Account A, or to such other bank account as shall be directed in writing by Party A, upon execution of this Assignment, handing over the trademark certificate and signing related documents for the approval and recordal of the assignment with the PRC Trademarks Office;

(b)	One Million United States Dollars (US$1,000,000) to Bank Account A, or to such other bank account as shall be directed in writing by Party A, on or before the first anniversary of this Assignment;

(c)	One Million United States Dollars (US$1,000,000) to Bank Account A, or to such other bank account as shall be directed in writing by Party A, on or before the second anniversary of this Assignment or within one (1) month upon the approval of the assignment and recording Party B as the subsequent proprietor of the Mark by the PRC Trademarks Office, whichever is the later; and

(d)	Two Hundred & Fifty Thousand United States Dollars (US$250,000) to Bank Account B, or to such other bank account as shall be directed in writing by Party A, each on or before 30 June of each year from 2010 to 2014, totalling One Million Two Hundred & Fifty Thousand United States Dollars (US$1,250,000).

7.	The parties acknowledge and agree that notwithstanding the execution of this Assignment, until Party B (or Party B’s designated party) becomes registered as the subsequent proprietor of the Mark, or upon the grant of a perpetual exclusive royalty-free licence to Party B pursuant to Clause 5(a) above, whereupon either event the Licence Agreement shall cease and all obligations and liabilities thereunder shall be discharged absolutely:-

(a)	the Licence Agreement shall remain valid and subsisting;

(b)	Ann Taylor Inc shall continue to pay the annual licence fee of Two Hundred & Fifty Thousand United States Dollars (US$250,000) in accordance with the Licence Agreement; and

(c)	commencing 2010, if further annual licence fee shall be paid by Ann Taylor, Inc under the Licence Agreement, such licence fee shall replace the payment to be made by Party B to Party A under Clause 6(d) above for the same year.

8.	Notwithstanding the terms of the Licence Agreement, Party A now represents and warrants to Party B that:-

(a)	no party other than Ann Taylor Inc or the buyers, dealers or distributors of Party A’s products bearing the Mark has a licence to use the Mark and for the avoidance of doubt, Ann Taylor Inc shall have the right to sublicense;

(b)	subject to sub-clause (c), it shall cease all use of the Mark within two (2) months from the execution of this Assignment, such cessation shall include also use of the Mark as part of a corporate, trade or domain name;

(c)	within two (2) months from execution of this Assignment, it shall cause its buyers, dealers and distributors to cease all use of the Mark;

(d)	after the execution of this Assignment, it shall not grant any right to use the Mark to any third party or do any act to subject the Mark to any charge, security or encumbrance or do any act whereby the rights of Party B in the Mark shall be prejudiced or compromised.

9.	Party A further represents and warrants to Party B that it does not have (whether filed by itself or through a third party) any other application or registration similar or identical to the mark “AnnTaylor” in the PRC or anywhere in the world and undertakes that it will not, directly or indirectly, whether by itself, its directors, shareholders, officers or other third party apply for the registration of any trademark which is identical with or similar to the Mark in any classes of goods or services in China or elsewhere as from the date of execution of this Assignment. In this relation, Party A represents that it has not used and has not licensed the use of the mark “San Taylor” registered in Class 25 in the PRC under registration no. 1935541 and agrees that it will not use nor license the use of the said San Taylor mark as from the date of this Assignment and will allow the registration to lapse when the validity date expires on 6 January 2013.

10.	Party B (including its officers, agents, servants, successors, assigns, associates and affiliates, and the group of companies in which Party B and/or Party C is a member) hereby waives any and all claims, demands and proceedings against Party A and its shareholders, officers, agents, servants, successors, assigns, associates, affiliates, dealers and distributors (“Party A and its related parties”) and releases Party A and its related parties from any and all claims, demands and proceedings which may arise directly or indirectly out of or during any of Party A and its related parties’ use or registration of the Mark before the approval and recordal of this Assignment by the PRC Trademark Office. To avoid any doubt, such waiver and release shall not include any claims, demands and proceedings arising from Party A’s breach of any of the terms of this Assignment.

11.	In consideration of Party A entering into this Assignment, the sufficiency of the consideration being hereby acknowledged by Party C, Party C hereby unconditionally and irrevocably guarantees to Party A the due and punctual performance and observance by Party B of Party B’s obligations under the terms of this Assignment and this guarantee shall not be affected by the granting of time or other waiver or indulgence on the part of Party A. Further, Party C hereby indemnifies Party A in respect of any breach or failure in performance by Party B of any of the terms of this Assignment. The word “indemnify” shall mean to indemnify, keep indemnified and hold harmless Party A from and against all costs (including the costs of enforcement and all legal costs), expenses, losses and damages which Party A may incur or suffer.

12.	If any dispute arises from this Assignment, the parties should mediate in good faith. If that fails, the dispute shall be referred to the jurisdiction of the courts of the Hong Kong Special Administrative Region (“Hong Kong”) and Hong Kong laws shall apply.

13.	This Assignment shall become effective as from the date of execution by all parties. Party A and Party B shall jointly apply for approval and recordal of this Assignment, but the costs and expenses for the application for approval and recordal of this Assignment (including any subsequent appeals, whether judicial or administrative or otherwise) shall be borne solely by Party B.

14.	If any party wishes to give notice (including demand) to the other party, such notice shall be in writing and shall be couriered to the following address of the respective parties:-

Party A	2/F, Factory No. 52, Ling Xing Industry Section, Shilou Town, PanYu, Guangzhou, PRC - for the attention of Lee Yu Ming

Party B	c/o AnnTaylor Inc, 7 Times Square, New York, NY 10036, United States of America - for the attention of General Counsel with a copy to Mr Kenny Wong, JSM, 19/F, Prince’s Building, 10 Chater Road, Central, Hong Kong (Ref: 6720680/1)

Party C	Level 32, Metroplaza Tower 1, 223 Hing Fong Road, Kwai Fong, New Territories, Hong Kong - for the attention of General Counsel with a copy to Mr Kenny Wong, JSM, 19/F, Prince’s Building, 10 Chater Road, Central, Hong Kong (Ref: 6720680/1)

Notices will be considered received with a receipt acknowledgement of the courier company. Notice period begins from the date of receipt of the notice.

Signed by the duly authorised representatives of Party A and Party B and executed by Party C as a deed this 15th day of July 2009.

Party A	Party B

Company Chop and SIGNED by its legal representative POON Suk Yuen	SIGNED by Barbara EISENBERG (U.S. passport No. 212192600) duly authorized representative of ANNCO, INC

Party C

SEALED with the Common Seal

of Party C and Signed by

Barbara EISENBERG

(U.S. passport No. 212192600)

in accordance

with its constitution

Annexure 1

变更注册事项

续　　展

商标注册证

中华人民共和国

国家工商行政管理局商标局

商标注册证

第 889663 号

商　　标

AnnTaylor

注　册　人　广州市番禺三越时装制衣有限公司

注册人地址　广东番禺市莲花山保税加工区灵兴工业区2 号楼2楼

核定使用商品　第 25 类

服装，恤衫，西裤，西裙，童装，大衣，婴儿服装，针织服装，运动装，毛绒服装，游泳衣，裤，内衣，鞋，帽，袜

注册有效期限　自公元 1996 年 10 月 28 日至 200[illegible] 年 10 月 27

商标局

局长签发

XZ200613669ZM

核准续展注册证明

兹核准第 889663 号商标续展注册，续展注册有效期自 2006 年 10 月 28 日至 2016 年 10 月 27 日。

中华人民共和国国家工商行政管理总局

二〇〇六年六月二十日

商标局

注：本证明应与《商标注册证》一并使用。

Annexure 2

LCR0579.

国家工商行政管理总局商标局

邮政编码： *KX200810428HZ* 广东广州市番禺区石楼镇灵兴工业区 52 号厂房 2 楼 广州市番禺三越时装制衣有限公司

发文日期： 2009 年 5 月 4 日 发文编号： 2008 许 10428HZ

收文日期：2008 年7月23 日	备 案 号：200810428
注 册 号：889663	类 别：25

商标使用许可合同备案通知书

广州市番禺三越时装制衣有限公司：

你单位于 2008 年 7 月 23 日报送的许可安泰乐有限公司使用第 889663 号注册商标的使用许可合同备案申请，经审核，该合同符合商标使用许可合同备案的有关规定，我局予以备案。

许可期限自 2006 年 10 月 28 日至 2015 年 6 月 30 日。

特此通知。

中华人民共和国国家工商行政管理总局 商标局 2009年5月